EXHIBIT 3.2

BY-LAWS

OF

FISERV, INC.

Incorporated under the Laws of the

State of Wisconsin

Adopted as of December 31, 1992

Amended and Restated as of March 25, 1999

Amended as of February 16, 2000

Amended on September 17, 2003

Amended and Restated as of February 18, 2004

BY-LAWS

OF

FISERV, INC.

(a Wisconsin Corporation)

ARTICLE I

OFFICES

The registered office of the Corporation in the State of Wisconsin shall be located in the City of Brookfield, County of Waukesha. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Wisconsin as may be deemed proper for the conduct of the Corporation’s business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of shareholders shall be held at such place or places, within or without the State of Wisconsin, as may from time to time be fixed by the Board of Directors or the Chairman of the Board, or as shall be specified in the respective notices, or waivers of notice, thereof. Any meeting may be postponed or adjourned pursuant to Section 8 of this Article II to reconvene at any place designated by vote of the Board of Directors or by the Chairman of the Board.

Section 2. Annual Meeting. The annual meeting of shareholders (the “Annual Meeting”) shall be held on such date and at such place as may be fixed by the Board of Directors. In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment. At each Annual Meeting, the shareholders shall elect individuals to the Board of Directors in accordance with the Articles of Incorporation and By-Laws of the Corporation. At any such Annual Meeting, only other business properly brought before the Annual Meeting in accordance with Section 5 of this Article II may be transacted.

Section 3. Special Meetings.

(a) A special meeting of the shareholders (a “Special Meeting”) may be called only by (i) a majority of the Board of Directors, (ii) the Chairman of the Board or (iii) the President. The President shall call a Special Meeting upon the demand, in accordance with this Section 3, of the holders of record representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

(b) To enable the Corporation to determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date on which the Board of Directors adopts the resolution fixing the Demand Record Date and shall not be more than ten days after the date on which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record entitled to demand a Special Meeting who is seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary at the principal offices of the Corporation, by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received and verified, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten days after the date on which such request is received and verified by the Secretary at the principal offices of the Corporation, then the Demand Record Date shall be the tenth day after the first date on which a valid written request to set a Demand Record Date is received and verified by the Secretary at the principal offices of the Corporation. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record and by the beneficial owner or owners, if any, on whose behalf the request is made, shall bear the date of signature of each such shareholder and any such beneficial owner and shall set forth all information about each such shareholder and any such beneficial owner that would be required to be set forth in a shareholder’s notice described in Section 5(a)(ii) of this Article II as if the notice related to an Annual Meeting.

(c) For a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, calculated as if the Demand Record Date were the record date for the Special Meeting, must be delivered to the Secretary at the principal offices of the Corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand

Record Date received by the Corporation pursuant to the foregoing Section 3(b)), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record and by the beneficial owners, if any, on whose behalf the demand is made, shall bear the date of signature of each such shareholder and any such beneficial owner, shall set forth the name and address of each such shareholder (as they appear in the Corporation’s books) and any such beneficial owner signing such demand and the class and number of shares of the Corporation that are owned of record and/or beneficially by each such shareholder and any such beneficial owner, shall be sent to the Secretary at the principal offices of the Corporation, by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary at the principal offices of the Corporation within seventy days after the Demand Record Date.

(d) The Corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by the foregoing Section 3(c), the Secretary receives a written agreement, which may require furnishing of a bond, signed by each Soliciting Shareholder (as defined below) pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation’s costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as a director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of these By-Laws, the following terms shall have the respective meanings set forth below:

(i) “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(ii) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

(iii) “Participant” shall have the meaning assigned to such term in Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iv) “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(v) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi) “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi) “Soliciting Shareholder” shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, each of the following Persons:

(A) if the number of shareholders signing the demand or demands of meeting delivered to the Secretary at the principal offices of the Corporation pursuant to the foregoing Section 3(c) is ten or fewer, each Person signing any such demand; or

(B) if the number of shareholders signing the demand or demands of meeting delivered to the Corporation pursuant to the foregoing Section 3(c) is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Secretary at the principal offices of the Corporation of the documents described in the foregoing Section 3(c) had engaged or intends to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation).

A “Soliciting Shareholder” shall also mean each Affiliate of a Soliciting Shareholder described in clause (A) or (B) above who is a member of such Soliciting Shareholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Soliciting Shareholder, if a majority of the directors then in office determines, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in the foregoing Section 3(c) and/or the written agreement described in this Section 3(d) to prevent the purposes of this Section 3 from being evaded.

(e) Except as provided in the following sentence, any Special Meeting shall be held at such date and hour as may be designated by whichever of the Board of Directors or the Chairman of the Board shall have called such meeting. In the case of any Special Meeting called by the Chairman of the Board upon the demand of shareholders (a “Demand Special Meeting”), such meeting shall be held at such date and hour as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than seventy days after the Meeting Record Date (as defined in Section 6(a) of this Article II); and provided further that in the event that the directors then in office fail to designate a date and hour for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, calculated as if the Demand Record Date were the record date for the Special Meeting, are delivered to the Corporation (the “Delivery

Date”), then such meeting shall be held at 10:00 A.M., local time, on the 100th day after the Delivery Date or, if such 100th day is not a Business Day, on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Board of Directors or the Chairman of the Board may consider such factors as it, he or she deems relevant within the good faith exercise of its, his or her business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting and any plan of the Board of Directors or the Chairman of the Board to call an Annual Meeting or Special Meeting for the conduct of related business.

(f) The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, calculated as if the Demand Record Date were the record date for the Special Meeting. Nothing contained in this Section 3(f) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

Section 4. Notice of Meetings.

(a) Written notice stating the place, day and hour of an Annual Meeting or Special Meeting shall be delivered not less than ten days nor more than seventy days before the date of the meeting (unless a different date is required by law or the Articles of Incorporation), by or at the direction of the Chairman of the Board or the Secretary, to each shareholder of record entitled to vote at such meeting and to such other persons as are required by the Wisconsin Business Corporation Law. In the event of any Demand Special Meeting, such notice of meeting shall be sent prior to the later of (x) the two days after the Meeting Record Date for such Demand Special Meeting and (y) thirty days after the Delivery Date. For purposes of this Section 4, notice by “electronic transmission” (as defined in the Wisconsin Business Corporation Law) is written notice. Written notice pursuant to this Section 4 shall be deemed to be effective (a) when mailed, if mailed postpaid and addressed to the shareholder’s address shown in the Corporation’s current record of shareholders or (b) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

(b) In the case of any Special Meeting, (i) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (ii) in the case of a Demand Special Meeting, the notice of meeting (A) shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 3 of this Article II, (B) shall contain all of the information required in the notice received by the Corporation in accordance with Section 5(b) of this Article II and (C) shall describe any business that the Board of Directors shall have theretofore determined to bring before the Demand Special Meeting. Except as otherwise provided in these By-Laws, in the Articles of Incorporation or in the Wisconsin Business Corporation Law, the notice of an Annual Meeting need not include a description of the purpose or purposes for which the meeting is called.

(c) If any Annual Meeting or Special Meeting is adjourned to a different date, time or place, then the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, then the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new Meeting Record Date.

Section 5. Notice of Shareholder Business and Nomination of Directors.

(a) Annual Meetings.

(i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who (1) is a shareholder of record at the time of giving of notice provided for in this Section 5, (2) is entitled to vote with respect to such nomination or other business at the meeting under the Articles of Incorporation and (3) complies with the notice procedures set forth in this Section 5.

(ii) For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to the foregoing Section 5(a)(i)(C), the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice shall be received by the Secretary at the principal offices of the Corporation not less than forty-five days nor more than seventy days prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the Corporation first mailed or intended to mail definitive proxy materials for the immediately preceding Annual Meeting (the “Anniversary Date”); provided, however, that if the date for which the Annual Meeting is called more than thirty days before or more than thirty days after the first annual anniversary of the immediately preceding Annual Meeting, then notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later than the later of (A) the 75th day prior to the date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. In no event shall the announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a shareholder notice as described above. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination or introduce the other business and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (I) the name and address of such shareholder (as they appear on the Corporation’s books) and any such beneficial owner; (II) the class and number of shares of the Corporation that are owned of record and/or beneficially by such shareholder and any such beneficial owner; (III) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote under the Articles of Incorporation at such meeting with respect to such nomination or other business and intends to appear in person or by proxy at the meeting to make such nomination or introduce such other business; (IV) in the case of any proposed nomination for election or re-election as a director, (1) the name and residence address of the person or persons to be nominated, (2) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder and any such beneficial owner, (3) such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (4) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected; (V) in the case of any proposed removal of a director, (1) the names of the directors to be removed and (2) the reasons of such shareholder and any such beneficial owner for asserting that such directors should be removed; and (VI) in the case of any other business that such shareholder and any such beneficial owner propose to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these By-Laws, the language of the proposed amendment, (2) the reasons of such shareholder and any such beneficial owner for conducting such business at the meeting and (3) any material interest in such business of such shareholder and any such beneficial owner.

(iii) Notwithstanding anything in the second sentence of the foregoing Section 5(a)(ii) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least forty-five days prior to the Anniversary Date, then a shareholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to the foregoing Section 4. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote with respect to such nominations at the meeting under the Articles of Incorporation and (C) complies with the notice procedures set forth in this Section 5. Any shareholder permitted to nominate persons for election to the Board of Directors pursuant to clause (ii) of the preceding sentence who desires to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary at the principal offices of the Corporation not earlier than ninety days prior to such Special Meeting and not later than the close of business on the later of (I) the 60th day prior to such Special Meeting and (II) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (1) the name and address of such shareholder (as they appear in the Corporation’s books) and any such beneficial owner; (2) the class and number of shares of the Corporation that are owned of record and/or beneficially by such shareholder and any such beneficial owner; (3) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (4) the name and residence address of the person or persons to be nominated; (5) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder and any such beneficial owner; (6) such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (7) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected.

(c) General.

(i) Only persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to be elected as directors at an Annual Meeting or Special Meeting. Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 5. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 5 and, if any proposed nomination or business is not in compliance with this Section 5, to declare that such defective proposal shall be disregarded.

(ii) For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 5, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to limit the Corporation’s obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act

Section 6. Fixing of Record Date.

(a) The Board of Directors may fix in advance a date not less than ten days and not more than seventy days prior to the date of an Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the Annual Meeting or Special Meeting. When a determination of shareholders entitled to notice of or to vote at the Annual Meeting or Special Meeting has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new Meeting Record Date and except as otherwise required by law. A new Meeting Record Date must be set if a meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

(b) The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose other than those set forth in Section 3(a) of this Article II and the foregoing Section 6(a). Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the Board of Directors does not fix a record date for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares), then the close of business on the date on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

(c) In order that the Corporation may determine the shareholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date to determine the shareholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and such date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders express consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified registered mail, return receipt requested, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a valid request is received and verified, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the Board of Directors within ten days after the date on which such a request is received and verified by the Secretary, then the Consent Record Date shall be the 10th day after the first date on which a valid written request to set a Consent Record Date is received and verified by the Secretary. To be valid, such written request shall comply with each of the following:

(i) Such written request shall be signed by one or more shareholders of record and by the beneficial owners or owners, if any, on whose behalf the shareholder or shareholders are acting, shall bear the date of signature of each such shareholder and any such beneficial owner and shall set forth: (A) the name and address, as they appear on this Corporation’s books, of each such shareholder and any such beneficial owner who seeks to have the shareholders express consent to corporate action in writing without a meeting;

(B) the class and number of shares of the Corporation which are owned of record and/or beneficially by each such shareholder and any such beneficial owner; (C) a representation that each such shareholder is a holder of record of shares of the Corporation entitled to vote at a meeting of shareholders; (D) the manner in which each such shareholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to have the shareholders express consent to corporate action in writing without a meeting; (E) in the case of any such shareholder and any such beneficial owner seeking to elect or re-elect a director by the shareholders expressing consent to corporate action in writing without a meeting, (1) the name and residence address of the person or persons each such shareholder and any such beneficial owner are seeking to elect or re-elect as a director, (2) a description of all arrangements or understandings between each such shareholder and any such beneficial owner and each person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director and any other person or persons (naming such person or persons) pursuant to which such shareholder and any such beneficial owner are seeking to elect or re-elect such person as a director, (3) such other information regarding each person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had such person been nominated by the Board of Directors and (4) the written consent of each such person to serve as a director of the Corporation if so elected; (F) in the case of any such shareholder and any such beneficial owner seeking to remove a director by the shareholders expressing consent to corporate action in writing without a meeting, (1) the names of the director(s) each such shareholder and any such beneficial owner are seeking to remove and (2) the reasons of each such shareholder and any such beneficial owner for asserting that such director(s) may be removed for cause; and (G) in the case of any such shareholder and any such beneficial owner seeking to authorize or take any other corporate action by the shareholders expressing consent to corporate action in writing without a meeting, (1) a brief description of the corporate action desired to be authorized or taken and, if such corporate action includes an amendment to these By-Laws, the language of the proposed amendment, (2) the reasons of each such shareholder and any such beneficial owner for authorizing or taking such corporate action and (3) any material interest in such corporate action of each such shareholder and any such beneficial owner.

(ii) Such written request shall be accompanied by a written agreement, which may require furnishing of a bond, signed by each Consent Soliciting Shareholder (as defined below) pursuant to which each Consent Soliciting Shareholder, jointly and severally, agrees to pay the Corporation’s costs relating to such Consent Soliciting Shareholder seeking to have the shareholders express consent to corporate action in writing without a meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if the Consent Soliciting Shareholder obtains the requisite number of shares subject to valid and unrevoked Consents (as defined in Section 11(b) of this Article II) to express the corporate action referred to therein in accordance with these By-Laws, then the Consent Soliciting Shareholders shall not be required to pay such costs. For purposes of these By-Laws, “Consent Soliciting Shareholder” shall mean each of the following Persons:

(A) if the number of shareholders signing the Consent or Consents is ten or fewer, each Person signing any such Consents; or

(B) if the number of shareholders signing the Consent or Consents is more than ten, each Person who either (1) was a Participant in any Solicitation of such consent or consents or (2) at the time of the delivery to the Corporation of the documents described in this Section 6(c) had engaged or intends to engage in any Solicitation of Consents and/or Proxies for expressing consent to corporate action in writing without a meeting (other than a Solicitation of Consents and/or Proxies on behalf of the Corporation).

A “Consent Soliciting Shareholder” shall also mean each Affiliate of a Consent Soliciting Shareholder described in clause (A) or (B) above who is a member of such Consent Soliciting Shareholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Consent Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in the foregoing Section 6(c)(i) and/or the written agreements described in this Section 6(c)(ii) and the following Section 6(c)(iii) to prevent the purposes of this Section 6(c) and Section 11 of this Article II from being evaded.

(iii) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Shareholder pursuant to which each Consent Soliciting Shareholder agrees to deliver to any inspectors of election engaged by the Corporation pursuant to Section 11(d) of this Article II within two Business Days after receipt all Consents and revocations thereof received by such Consent Soliciting Shareholder or such Consent Soliciting Shareholder’s proxy solicitor or other designated agent in connection with such Consent Soliciting Shareholder seeking to have the shareholders express written consent to corporate action without a meeting.

Section 7. List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in his name. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period beginning two Business Days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholders who may be present. The original or duplicate ledger shall be the only evidence as to who are the shareholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

Section 8. Quorum; Postponement; Adjournments.

(a) Shares entitled to vote as a separate voting group may take action on a matter at an Annual Meeting or Special Meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation, these By-Laws or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on a matter by the voting group shall constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at an Annual Meeting or Special Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of the meeting unless a new Meeting Record Date is or must be set for the adjourned meeting.

(b) The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution by shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or pursuant to a resolution of the Board of Directors; provided, however, that a Demand Special Meeting adjourned pursuant to clause (ii) must be reconvened on or before the 100th day following the Delivery Date. No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 9. Voting. Every shareholder of record who is entitled to vote shall at every meeting of the shareholders be entitled to one vote for each share of stock held by him on the record date; except, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. If a quorum exists, then action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these By-Laws or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Unless demanded by a shareholder of the Corporation present in person or by proxy at any meeting of the shareholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

Section 10. Proxies. At any Annual Meeting or Special Meeting, a shareholder entitled to vote may vote in person or by proxy. A shareholder entitled to vote at any Annual Meeting or Special Meeting, or to express consent or dissent in writing to any corporate action without a meeting, may authorize another person to act for the shareholder by appointing the person as a proxy. The means by which a shareholder or the shareholder’s authorized officer, director, employee, agent or attorney-in-fact may authorize another person to act for the shareholder by appointing the person as proxy include:

(a) Appointment of a proxy in writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, without limitation, by facsimile signature.

(b) Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. Unless the appointment form or electronic transmission states that the proxy is irrevocable and the appointment is coupled with an interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has made an effective proxy appointment shall not of itself constitute a revocation. A proxy appointment is valid for eleven months unless a different period is expressly provided in the appointment. The Board of Directors, the Chairman of the Board and the President each shall have the power and authority to make rules as to the validity and sufficiency of proxies.

Section 11. Action without a Meeting.

(a) Any action required to be taken at any Annual Meeting or Special Meeting or any action which may be taken at any Annual Meeting or Special Meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

(b) To be valid, each expression of consent to corporate action in writing (a “Consent”) shall be in writing; shall set forth the specific corporate action to be taken (which corporate action or actions shall be limited to the action or actions set forth in the written request to set a Consent Record Date received by the Corporation pursuant to Section 6(c) of this Article II); shall be signed by one or more persons who as of the Consent Record Date are shareholders of record (or their duly authorized proxies); shall bear the date of signature of each such shareholder (or their duly authorized proxies); shall set forth the name and address, as they appear in the Corporation’s books, of each shareholder signing such Consent and the class and number of shares of the Corporation that are owned of record by each such shareholder; in the case of a Person who is not a shareholder of record, shall be accompanied by a proxy or proxies evidencing each such Person’s appointment as a proxy for the applicable shareholder of record; and shall be sent to the inspectors of elections engaged by the Corporation pursuant to the following Section 11(d) in accordance with the provisions of the following Section 11(e). Without limiting the foregoing, no Consent shall be valid unless, within seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II, Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the Corporation pursuant to this Section 11; provided, however, that if the Corporation or a Consent Soliciting

Shareholder (whichever is soliciting Consents) has requested a Preliminary Consent Report that is pending on such 70th day pursuant to the following Section 11(f), then such Consents shall be valid if Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the Corporation pursuant to this Section 11 at such time as such inspectors issue the Final Consent Report relating to the pending Preliminary Consent Report pursuant to the following Section 11(g) or Section 11(h). The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity of Consents and revocations thereof.

(c) Consents may be revoked at any time prior to the earlier of (i) such time as the inspectors of elections issue a Final Consent Report pursuant to the following Section 11(g) or Section 11(h) or (ii) seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II by written notice delivered to (A) the Secretary, (B) any Consent Soliciting Shareholder, (C) to a proxy solicitor or other agent designated by the Corporation or any Consent Soliciting Shareholder and/or (D) the inspectors of elections engaged by the Corporation pursuant to the following Section 11(d).

(d) Within three Business Days after a Consent Record Date fixed pursuant to Section 6(c) of this Article II, the Corporation shall (i) engage regionally or nationally recognized independent inspectors of elections to act as agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of Consents and revocations thereof and (ii) provide notice to each Consent Soliciting Shareholder of the identity of such inspectors and the manner in which such Consent Soliciting Shareholder may deliver Consents and revocations thereof to such inspectors pursuant to the following Section 11(e). Except as provided in Section 6(c)(ii) of this Article II, the cost of retaining inspectors of election shall be borne by the Corporation.

(e) The Corporation, the Consent Soliciting Shareholders and their respective proxy solicitors or other designated agents shall deliver Consents and revocations thereof to the inspectors within two Business Days after receipt. As soon as the inspectors receive Consents and/or revocations thereof, the inspectors shall review the Consents and revocations thereof and shall maintain a count of the number of shares subject to valid and unrevoked Consents. The inspectors shall keep such count confidential and shall not reveal the count to any Person; provided, however, that, as soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Shareholder, the inspectors shall issue a report (a “Consent Report”) to the Corporation and the Consent Soliciting Shareholders stating: (i) the number of shares subject to valid Consents; (ii) the number of shares subject to valid revocations of Consents; (iii) the number of shares subject to valid and unrevoked Consents; (iv) the number of shares subject to invalid Consents; (v) the number of shares subject to invalid revocations of Consents; (vi) whether, based on their count, the requisite number of shares subject to valid and unrevoked Consents has been obtained to express the corporate action specified in the Consents; and (vii) the latest date the inspectors received Consents and revocations thereof that the inspectors reflected in such report (the “Report Date”).

(f) As soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Shareholder (whichever is soliciting Consents), notice of which request shall be given to the Corporation and any parties opposing the solicitation of Consents, if any, which request shall state that the Corporation or the Consent Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents has been received in accordance with the Articles of Incorporation and these By-Laws, the inspectors shall issue and deliver to the Corporation and the Consent Soliciting Shareholders a preliminary Consent Report (the “Preliminary Consent Report”); provided, however, that neither the Corporation nor the Consent Soliciting Shareholders may request a Preliminary Consent Report after the 70th day after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II. Unless the Corporation and the Consent Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Consent Soliciting Shareholders shall have two Business Days after receipt of the Preliminary Consent Report to review the Consents and revocations thereof and to advise the inspectors and the opposing parties in writing as to whether they intend to challenge the Preliminary Consent Report.

(g) If no written notice of an intention to challenge a Preliminary Consent Report is received within two Business Days after receipt of the Preliminary Consent Report by the Corporation and the Consent Soliciting Shareholders and either (i) the date that is two Business Days after such receipt of such Preliminary Consent Report (the “Cut-Off Date”) is more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II or (ii) the Cut-Off Date is not more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the Corporation and the Consent Soliciting Shareholders their final Consent Report (a “Final Consent Report”), which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Consent Report, if such Consents and revocations thereof are received within seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Cut-Off Date is not more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II and the requisite number or shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the Corporation and the Consent Soliciting Shareholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Shareholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of the foregoing Section 11(f).

(h) If the Corporation or the Consent Soliciting Shareholders issue written notice to the inspectors and the Corporation or the Consent Soliciting Shareholders, as the case may be, of an intention to challenge a Preliminary Consent Report within two Business Days after receipt of the Preliminary Consent Report by the Corporation and the Consent Soliciting Shareholders, then a challenge session shall be scheduled by the inspectors as promptly as practicable, at which the Corporation and the Consent Soliciting Shareholders shall have the right to object to the validity of Consents and revocations thereof. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, if either (i) the date on which the challenge session is completed (the “Completion Date”) is more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II or (ii) the Completion Date is not more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the Corporation and the Consent Soliciting Shareholders a Final Consent Report, which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of the challenge and, if such Consents and revocations thereof are received within seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II, Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Report, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Completion Date is not more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the Corporation and the Consent Soliciting Shareholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Shareholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of the foregoing Section 11(f).

(j) Simultaneously with the delivery of any Final Consent Report to the Corporation pursuant to the foregoing Section 11(g) or Section 11(4), the inspectors shall deliver all valid and unrevoked Consents to the Corporation, which shall constitute delivery of such Consents to the Corporation for purposes of Section 180.0704 of the

Wisconsin Business Corporation Law and the Articles of Incorporation. A copy of any Final Consent Report shall be included in the book in which the proceedings of meetings of shareholders are recorded.

(k) As to any Consent, if, prior to the issuance of a Final Consent Report and delivery of Consents to the Corporation, all Consent Soliciting Shareholders notify the Corporation and the inspectors in writing that such Consent Soliciting Shareholders no longer desire to express consent to the corporate actions specified in the Consents, then the Consents shall be deemed abandoned, and the inspectors shall not issue a Final Consent Report or deliver such Consents to the Corporation.

Section 12. Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

(e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The Corporation may reject a vote, consent, waiver or proxy appointment if the

Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Section 13. Conduct of Meetings. The Chairman of the Board or, in his or her absence, the President or, in the President’s absence, a Vice President designated by the Board of Directors, shall call any Annual Meeting or Special Meeting to order and shall act as chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of an Annual Meeting or Special Meeting as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations or procedures and to do such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of an Annual Meeting or Special Meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) rules and procedures regarding the execution of election ballots before or after the time fixed for the commencement of the meeting; (g) the appointment of an inspector of election or an officer or agent of the Corporation authorized to tabulate votes; and (h) rules and procedures to facilitate the conduct of, and participation in, the meeting by electronic means.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2. Election and Term. The Board of Directors shall be divided into three groups, which are hereby designated as Group One, Group Two and Group Three. The term of office of the initial Group One Directors shall expire at the next annual meeting of shareholders; the term of office of the initial Group Two Directors shall expire at the second succeeding annual meeting of shareholders; and the term of office of the initial Group Three Directors shall expire at the third succeeding annual meeting of shareholders. At each annual shareholders meeting held thereafter, Directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their successors are elected and qualify, or until they sooner die, resign or are removed. At each annual meeting of shareholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.

Section 3. Number. The number of Directors shall be such number as shall be determined from time to time by the Board of Directors but shall not be less than three nor more than eleven.

Section 4. Tenure and Qualifications. Each Director shall hold office until the next annual meeting of shareholders in the year in which such Director’s term expires and until his successor shall have been elected, or until his prior death, resignation or removal for cause only. A Director may be removed from office for cause only by affirmative vote of eighty percent (80%) of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of eighty percent (80%) of such shares. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

Section 5. Nominations for Election to the Board of Directors. Nominations for elections to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for election of Directors at a meeting of shareholders in accordance with Section 5 of Article II.

Section 6. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of fifty-one percent (51%) of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of the majority of the Directors present, except as otherwise required by law. The Board of Directors may hold its meetings at such place or places within or without the State of Wisconsin as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

Section 7. Organization Meeting. Immediately after each annual meeting of shareholders for the election of Directors the Board of Directors shall meet at the place of the annual meeting of shareholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to a waiver of such notice, in the manner set forth in Section 180.0823 of the Wisconsin Business Corporation Law, by all Directors who may not have received such notice.

Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Wisconsin, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

Section 9. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President or by a majority of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting. Unless limited by law, the Articles of Incorporation, these By-laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

Section 10. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11. Vacancies. Any newly created directorships and vacancies occurring in the Board by reason of death, resignation, retirement or disqualification may be filled by (a) a majority of the Directors then in office or (b) the action of the holders of record of the majority of the issued and outstanding stock of the Corporation (i) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (ii) by a consent in writing in the manner contemplated in Section 11 of Article II. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.

Section 12. Committees. There may be an Executive Committee. There shall be an Audit Committee composed of independent directors. There shall be a Compensation Committee composed of independent directors. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors then in office may create one or more additional committees. Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. Except as otherwise provided by law, each committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise such power and authority as the Board of Directors shall specify.

Section 13. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

Section 14. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes or proceedings of the Board.

Section 15. Telephonic Participation in Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in persons at such meeting.

ARTICLE IV

OFFICERS

Section 1. Principal Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board, if any, and the Vice Presidents, if any, being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

Section 2. Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

Section 3. Other Officers. In addition, the Board may elect, or the Chairman of the Board, if any, or the President may appoint, such other officers as they deem fit. Any such other officers so chosen shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine.

Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office for such term.

Section 7. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside, if present, at all meetings of the shareholders and the Board of Directors, and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 8. President. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. In the absence or non-election of the Chairman of the Board of Directors, if present thereat, he shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer.

Section 9. Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

Section 10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of shareholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

Section 11. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the shareholders and keep the minutes thereof in a book or books to be provide for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the President or the Board of Directors.

Section 12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the Chairman of the Board of Directors or, if no Chairman of the Board shall have been elected, the President.

ARTICLE V

INDEMNIFICATION

The Corporation shall to the fullest extent permitted or required by the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and officers against any and all liabilities, and advance any and all reasonable expenses, incurred thereby in any proceedings to which any such Director or officer is a Party because he or she is or was a Director or officer of the Corporation. The Corporation shall also indemnify an employee who is not a Director or officer to the same extent as provided by the Corporation to its Directors and officers. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses which a Director, officer or employee may be entitled to under any written agreement, Board of Directors resolution, vote of shareholders, the Wisconsin Business

Corporation Law or otherwise. All capitalized terms used in this Article V and not otherwise defined shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 1. Certificate for Stock. Every shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, if any, or the President and the Secretary or Treasurer of the Corporation and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.

Section 5. Registrations of Transfers of Stock. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article VI provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 7. Lost, Stolen, Destroyed or Mutilated Certificates. Before any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if it so requires.

Section 8. Record Dates. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of shareholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Wisconsin in the year 1992. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of shareholders of any corporation (except the Corporation) in which the Corporation may hold stock.

Section 3. Dividends. Subject to the provisions of the Wisconsin Business Corporation Law and the Articles of Incorporation, the Board of Directors may,

out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE VIII

AMENDMENTS

These By-laws of the Corporation may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors or by the affirmative vote of the holders of record of eighty percent (80%) of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 11 of Article II, provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. By-laws, whether made or altered by the shareholders or by the Board of Directors, shall be subject to alteration or repeal by the shareholders as in this Article VIII.

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